                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)                  May 29, 2002


                             CEDAR INCOME FUND, LTD.
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               (Exact name of registrant as specified in charter)



    Maryland                        0-14510                42-1241468
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(State or other                     (Commission           (IRS Employer
 Jurisdiction of                    File Number)        Identification No.)
 Incorporation)



44 South Bayles Avenue, Port Washington, New York                11050
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     (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code            (516) 767-6492



--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Purchase of 20% interest in API Red Lion Shopping Center Associates

On May 31, 2002, Cedar-RL, LLC ("Cedar-RL"), a newly-formed special purpose, wholly-owned subsidiary of Cedar Income Fund Partnership, L.P. (the "Operating Partnership") of which the Company is sole general partner, purchased from Silver Circle Management Corp. ("Silver Circle") an affiliate of Leo S. Ullman and Cedar Bay Company (the limited partner of the Operating Partnership and a 27.4% owner of the Company's outstanding shares) a 20% interest in API Red Lion Shopping Center Associates ("Red Lion Associates"), a partnership owned by Leo
S. Ullman (as limited partner with an 8% ownership interest) and Silver Circle (as sole general partner with a 92% ownership interest). The purchase price was $1,182,857, payable $295,714 at closing (May 31, 2002) paid out of the Company's available cash with the balance evidenced by a promissory note (the "Note") payable in three equal annual installments commencing one year after closing and bearing interest at 7.5% due annually with each installment payment. The Note may be prepaid in whole or in part at any time. The security for the Note is a pledge by Cedar-RL of its interest in Red Lion Associates.

Also on May 31, 2002, Silver Circle and Leo S. Ullman sold an aggregate 69% limited partnership interest in Red Lion Associates to Philadelphia ARC-Cedar LLC ("ARC Cedar") for $4,360,500. As a result of such transactions, Leo S. Ullman will have no continuing ownership interest in Red Lion Associates. The proceeds of sale of Mr. Ullman's interest in Red Lion Associates were used in their entirety to repay certain loans to Silver Circle. Mr. Ullman and Brenda J. Walker, President and Vice President of the Company, respectively, are officers of Silver Circle, but have no ownership interest in that entity.

The principal asset of Red Lion Associates is the Red Lion Shopping Center, a 218,000 sq. ft. shopping center in Philadelphia, Pennsylvania with Best Buy, Staples, Sports Authority and Pep Boys as anchor tenants. The property was built in 1972, substantially "rehabbed" in 1990 and subsequently expanded in 1998, 1999 and 2000 to accommodate the tenancies for Best Buy, Staples and Pets Plus, respectively. The Company will continue to operate the property as a shopping center.

The property is subject to a first mortgage with a principal balance of approximately $16.8 million as of May 1, 2002, maturing in February 2010.

Silver Circle, in consideration of the purchase by Cedar-RL and ARC-Cedar, has entered into a master lease for a period ending on the earlier of (i) 10 years or (ii) the date on which approximately 49,600 sq. ft. of gross leaseable area (vacant space formerly occupied by Ross Dress for Less and Cost Less stores) has been leased to third parties meeting certain criteria at a minimum rent of $11.50 per sq. ft. ($570,262 per annum) plus taxes, common area maintenance and utilities payable by occupant. As security for such obligations, Silver Circle has deposited $1.5 million into escrow to be drawn upon pursuant to the master lease.

In addition, Silver Circle will guarantee monthly minimum rental payments of the Sports Authority lease during the term of its existing lease ($43,825 per month) until the earlier to occur of (i) exercise by Sports Authority of a renewal option, (ii) new leases to tenants approved by Red Lion Associates or (iii) five years after the earlier to occur of the date of any Sports Authority default or August 14, 2005, subject in each case to a maximum of $200,000. This obligation and certain other obligations are secured by Silver Circle's partnership interest in Red Lion Associates.

The purchases by Cedar-RL and ARC-Cedar were determined on an arm's-length basis, based on a valuation of the Red Lion Shopping Center property at approximately $23 million (approximately $6 million above existing first mortgage financing of approximately $17 million). The Company previously commissioned and received on December 14, 2001, an appraisal of the Red Lion Shopping Center from St. John Realty Associates, Inc. at $23.7 million, including the value of the master lease described above.

The Board of Directors of the Company commissioned, and has received, a "fairness" opinion from the investment banking firm, Robert A. Stanger & Co. Inc., with respect to the purchase of the partnership interest in Red Lion Associates by the Operating Partnership.

As part of the two purchase transactions and effective as of the closing of such transactions, the Company and/or its affiliates entered into certain compensation arrangements and issued a warrant as further described in Item 5 of this filing.

Silver Circle, ARC-Cedar and Cedar-RL entered into an amended partnership agreement for Red Lion Associates effective as of the closing date with respect to the operation of the Red Lion Shopping Center. Cedar-RL under such agreement is the sole general partner of Red Lion Associates; ARC-Cedar and Silver Circle are limited partners.

Pursuant to the terms of the agreement, income and loss of the partnership will be allocated to the respective partners in accordance with their percentage interests. Silver Circle has a continuing right to receive on a priority basis upon a capital event, an amount equal to cash left in the partnership at closing in the amount of approximately $185,000, which amount constitutes the approximate amount payable to lender for one month's debt service and reserves, respectively. Cash distributions from operations or from liquidation will also be allocated in accordance with their percentage interests.

The general partner will be reimbursed only for actual costs and expenses (including administrative) incurred for the Partnership's operations. Brentway Management LLC ("Brentway"), an affiliate of Mr. Ullman and Ms. Walker, will continue to provide management services in accordance with the existing management agreement for the property, which provides for leasing fees, construction management fees, and property management fees at customary rates.

The general partner will be indemnified to the full extent of Red Lion Associates' assets and the law against any loss or damage in connection with the business of the partnership resulting from any act or omission performed in good faith.

Approval by a majority of the limited partners will be required for:

o  Sale of the property, merger or consolidation.
o  Dissolution or termination of the partnership.
o Modification or prepayment of existing mortgage financing or entering into a new mortgage.
o  Establishing unauthorized reserves.
o Amendments to the management agreement which increase fees or reduce services.
o  Removal of the general partner (permitted solely for cause).
o  Transfer of a partner's partnership interest.
o  Amendment of the limited partnership agreement.

ARC Cedar has the following rights:

o To compel a sale after April 1, 2009 (Cedar-RL may match the designated sales price).
o Right of first refusal for any third party offer for the Red Lion Shopping Center property which Cedar-RL wishes to accept.
o If Leo S. Ullman loses control of Cedar-RL, it may require that the property be marketed or to terminate Brentway as manager and to choose a new third party manager, subject to Cedar-RL's reasonable approval.
o If, by the second anniversary of the agreement (May 31, 2004), cumulative distributions amount to less than 80% of certain targeted amounts and ARC-Cedar determines in its reasonable discretion that Brentway is not properly managing the Red Lion Shopping Center property, it may require marketing of the property or termination of Brentway as manager. Such right continues until cumulative distributions equal or exceed 80% of targeted amounts.
o To compel refinancing if such refinancing can be made available on a non-recourse basis, at a fixed rate, with a minimum five year term and if economically more favorable than the existing loan.

Cedar-RL (and Philadelphia ARC-Cedar Manager, LLC, an affiliate of ARC-Cedar) have independent options effective one year after the closing to purchase the property or all of ARC-Cedar's interest for fair market value (based on a buyer-seller appraisal protocol). Upon exercise of such option at a specified price, ARC-Cedar Manager, LLC or Cedar-RL may purchase the property or the other partner's interests based on such price.

The Company's 20% indirect ownership interest as sole general partner of Red Lion Associates, provides the Company with control over all significant activities of Red Lion Associates. The specific narrow rights of the limited partners, which, in turn, are contingent, have been described above. Accordingly, the Company will report consolidated results of Red Lion Associates and will eliminate intercompany balances and transactions, as well as the limited partners' aggregate interest in the operating results of Red Lion Associates. In this manner, the accounting treatment for this property will be similar to the accounting treatment for The Point Shopping Center property in which the Operating Partnership, through a single-purpose entity, is similarly the sole general partner with controlling responsibility for the operations of that partnership.

SKR Management Corp. ("SKR"), an asset management company wholly-owned by Leo S. Ullman, is entitled to, and is expected to, collect a fee from Silver Circle in connection with the sale of its ownership interest in Red Lion Associates to ARC-Cedar and Cedar-RL in an amount equal to 1% of the sales price with a maximum of $100,000. The fee payable to SKR at this time, based on cash proceeds of the sales to Silver Circle, will be $43,767. Cedar Bay Realty Advisors, Inc. ("CBRA"), the management company which is investment advisor to the Company and to the Operating Partnership, and which is wholly-owned by Mr. Ullman, is generally entitled under the Administrative and Advisory Agreement between CBRA and the Company to an acquisition fee of 1% of the purchase price of any property acquired by the Company or the Operating Partnership. The fee to which CBRA would otherwise be entitled with respect to the purchase of the 20% interest in Red Lion Associates by the Operating Partnership, has been waived by CBRA.

Item 5. Other Events

1) Compensation Arrangements and Warrant Issued to ARC Properties, Inc.

The Company, the Operating Partnership and/or their affiliates have entered into certain compensation arrangements with ARC Properties, effective as of April 1, 2002, which provide for a warrant, certain sharing of fees and payment of certain consulting fees as described below.

Management believes the arrangements to be beneficial to the Company in providing, among other things, continuing sources of joint venture capital to assist in expanding and diversifying the Company's portfolio.

Warrant Issued by the Operating Partnership
-------------------------------------------

The Warrant issued to ARC Properties at the closing of the Red Lion transactions, described in Item 2 of this filing, has the following features:

o Units Purchasable Under the Warrant - 250,000 Units of the Operating Partnership. The number of Units and/or type of securities purchasable is subject to adjustment in the event of share dividends, reclassifications or changes of outstanding securities, or a reorganization or acquisition of the Operating Partnership, unit splits or reverse splits, in a manner to provide protection against dilution.
o Schedule of Exercise - Exercisable in whole or in part at any time on or after May 31, 2002 (the "Commencement Date"), subject to the vesting schedule described below.
o  Expiration Date - the tenth anniversary of the Commencement Date.
o  Exercise Price - $4.50 per Unit.
o  Trigger Events and Vesting - The right to purchase Units vests as follows:
   83,333.33 Units as of the date of closing of the transaction, May 31, 2002; 83,333.33 Units on January 1 of the year following the closing; and 83,333.33 Units on January 1 of the second year following the closing. Vesting of rights subsequent to the initial closing is contingent in each case to ARC Properties continuing activities in arranging certain introductions and providing certain consulting activities for the benefit of the Company.
o Unit Conversion Provisions - Operating Partnership Units received upon exercise of the Warrant are convertible at the option of the holder into shares of the Company's Common Stock on a one-for-one basis after 60 days' prior written notice to the Company, subject to certain procedural requirements of the Operating Partnership and the restrictions described below. There will be a sharing of the proceeds by the Operating Partnership and the Company upon exercise of the conversion into shares.
o Liquidity of Warrant - The Warrant will not be listed or traded on any exchange, NASDAQ or over-the-counter markets, is not a registered security under the Securities Act of 1933 or any state securities laws, and is not transferable unless pursuant to an effective registration statement under the Securities Act of 1933 and any applicable state securities laws, or an opinion of counsel satisfactory to the Operating Partnership that the transfer is exempt from registration, or a no action letter from the Securities and Exchange Commission. However, the Warrant may be transferred to an affiliate of the holder or the holder's partners or members if the holder is a limited partnership or a limited liability company.
o Liquidity of Units and Restriction on Conversion to Company Shares - The Units are not listed or traded on any exchange, NASDAQ or over-the-counter markets, are not registered in the Securities Act of 1933 or any state securities laws, and are not transferable unless the conditions described above for Warrant transferability are met. The Warrant and the Unit Conversion Provisions described above may not be exercised if the Board of Directors of the Company believes that such exercise would jeopardize the REIT qualification of the Company. In such event, the holder may assign the Warrant to a number of assignees deemed necessary to avoid such adverse effect, provided the assignment does not violate securities laws or exchange regulations.
o Liquidity of the Shares - Upon conversion of the Units to Shares, the Shares may only be sold on the exchange pursuant to SEC Rule 144 or through a separate registration statement subject to the restrictions in a certain "standstill" agreement entered into by the parties.
o Standstill Agreement - As a condition for the issuance of the Warrant, the holder is entering into a "standstill" agreement which prohibits the holder from, among other things, purchasing directly or indirectly any additional Shares or Units, conducting a proxy contest or a tender offer to the Company shareholders/unitholders without the prior approval of the Company, or selling, transferring, or pledging the Warrant or any Units or Shares except under SEC Rule 144 volume restrictions or through a broker/dealer, subject to certain restrictions to prevent disqualification as a REIT.

o Voting Rights - The holder of the Warrant will have no voting rights or any rights of a shareholder in the Company or unitholder in the Operating Partnership prior to the exercise of the Warrant.
o Valuation - Robert A. Stanger & Co., Inc., at the Board's request, valued the Warrant, as of April 1, 2002, at $520,000 ($2.08 per Unit).

An additional warrant of 250,000 units will be made available to ARC Properties on substantially similar terms, including partial vesting over a three-year period, if ARC Properties arranges the sale of at least a 20% interest to the Company or its affiliates (premised, in turn, on the sale of a substantial partial interest to investors introduced by it) in the Golden Triangle Shopping Center, Lancaster, Pennsylvania, owned by affiliates of Cedar Bay Company.

Sharing of Fees
---------------

ARC will be entitled to 20% of fees (other than legal fees or amounts received from property ownership interests of the Company or Operating Partnership) received by Cedar Bay Realty Advisors, Inc., Brentway or their respective affiliates, from transactions in which ARC materially assists in raising capital for the Company or Operating Partnership, contributes property, or identifies and introduces acquisitions which are subsequently consummated, including those received with respect to the operations and from actions relating to the Red Lion Shopping Center.

Consulting Fees
---------------

ARC will receive a consulting fee of $100,000 from the Company and/or its affiliates, payable upon certain contributions to the Operating Partnership or its affiliates by ARC affiliates in amounts to be agreed for the purchase of an interest in the partnership which owns The Point Shopping Center (of which the Company indirectly owns a 50% interest as sole general partner), and in amounts to be agreed for an interest in the entity which will acquire the property to be developed as an L.A. Fitness facility as previously described in the Company's SEC filings.

The purchase by ARC-Cedar of the 69% interest from Silver Circle and Ullman was based on the $23 million valuation, as described above. That purchase price was then "grossed up" by an amount equal to approximately $275,000, which amount represents certain fees paid to ARC Properties and/or its affiliates in connection with placement by ARC of participations in ARC-Cedar and reimbursement of certain expenses incurred by ARC Properties. Of such amount, $40,000 was paid by ARC-Cedar to SKR for services rendered in connection with presentations made to potential investors arranged by ARC-Cedar in Philadelphia, Pennsylvania, Chicago, Illinois, Harrisburg, Pennsylvania, at its offices in Port Washington, New York and elsewhere. SKR is wholly-owned by Leo S. Ullman.

2) Refinancing of The Point Shopping Center, Harrisburg, Pennsylvania

On May 29, 2002, the Company completed the refinancing of The Point Shopping Center property, owned by The Point Associates, L.P., the general partner of which is The Point Shopping Center, LLC, with a 50% interest. The Operating Partnership is the sole member of The Point Shopping Center, LLC. The Company is the general partner of the Operating Partnership.

The new loan, for which the lender is Protective Life Insurance Company of Birmingham, Alabama, has a ceiling loan amount of $21 million, of which a floor loan amount of $20 million was drawn down on May 29, 2002. The additional $1 million ceiling amount can be earned by the borrower with a lease-up, within two years of the date of closing, of approximately 22,500 sq. ft. (consisting primarily of the former Eckerd drug store premises) at $11.50 per sq. ft. for a 10-year period to an acceptable creditworthy tenant. In the event the lease-up conditions are not satisfied and the $1 million ceiling amount has not been funded within such two year period, borrower's rights to any of such ceiling amounts will be terminated.

The interest rate is 7.625%. The maturity date of the loan is 25 years. The call date (at which time the lender can call for replacement of the loan and the borrower shall have the continuing option of repaying the loan without penalty) is 10 years. The amortization is on a 25-year schedule.

Certain title costs, borrower's and lender's counsel fees, and other closing costs aggregating approximately $96,000 were paid (a commitment fee to the lender of $420,000 will be fully refunded). An "exit" fee was paid to Salomon Smith Barney in the amount of $268,500 (1.5% of the loan balance). A placement fee of $210,000 was paid to Ekstein Rothenberg Corp.; $100,000 was paid to Brentway Management LLC, the management company for The Point Shopping Center property, which is an affiliate of Leo S. Ullman and Brenda J. Walker pursuant to the management agreement. The Operating Partnership received a distribution of approximately $600,000 of such proceeds in connection with its 50% ownership interest in The Point Shopping Center, LLC.

Debt service under the loan (at the initial funding level of $20 million) is $1,781,816.50 per annum ($148,484.71 per month).

The loan may be pre-paid in full at any time upon 90-days' prior written notice and payment of a prepayment premium equal to the greater of (i) 1% of the then-unpaid principal balance of the loan, or (ii) a yield maintenance formula.

The borrower is required to escrow with the lender, amounts equal to annual real estate taxes and insurance premiums.

The new loan replaces a 2-year floating rate borrowing in the amount of $17.9 million from Salomon Smith Barney, due June 1, 2002, but subject to two six-month extensions, the proceeds of which, together with certain additional amounts contributed by the borrower; were used to construct improvements to the center, including, without limitation, the new +/-55,000 sq. ft. Giant supermarket, a new facade on the Burlington Coat store, parking lot and site improvements, new store premises, demolition of the former mall space of approximately 110,000 sq. ft., construction of a new Pennsylvania Liquor Control Board store and related matters.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial statements of the property acquired will be filed separately.
         (b) Pro Forma financial information relative to the acquired property will be filed separately.
         (c)      Exhibits

         The following exhibits are included herein:

         (10.1) Property Management Agreement by and between API Red Lion Shopping Center Associates and SKR Management Corp., dated as of January 1, 1995;
         (10.2) Assignment of Property Management Agreement by and between SKR Management Corp. and Brentway Management LLC, dated as of January 1, 1996;
         (10.3) Standstill Agreement by and between Robert J. Ambrosi and ARC Properties, Inc. and Cedar Income Fund, Ltd., dated May 31, 2002;
         (10.4) Purchase and Sale Agreement by and between Silver Circle Management Corp. and Leo S. Ullman and Philadelphia Cedar-RL, LLC, dated as of February 6, 2002;
         (10.5) Indemnity Agreement by Cedar-RL, LLC to and for the benefit of Leo S. Ullman, dated as of May 31, 2002;
         (10.6) Promissory Note between Cedar-RL, LLC to Silver Circle Management Corp., dated as of May 31, 2002;
         (10.7) Subordinate Pledge and Security Agreement by Cedar-RL, LLC and Silver Circle Management Corp., dated as of May 31, 2002;
         (10.8) Compensation Agreement between Cedar Income Fund, Ltd., Cedar Income Fund Partnership, L.P., SKR Management Corp., Cedar Bay Realty Advisors, Inc., Brentway Management LLC, Leo S. Ullman and ARC Properties, Inc., dated May 31, 2002;
         (10.9) Lease Guaranty Maximum Liability $200,000 from The Sports Authority (Tenant at Red Lion) for the benefit of API Red Lion Shopping Center Associates and Silver Circle Management Corp., dated as of May 31, 2002;
         (10.10) Master Lease Agreement by and between API Red Lion Shopping Center Associates and Silver Circle Management Corp., dated as of May 31, 2002;
         (10.11) Amended and Restated Limited Partnership Agreement of API Red Lion Shopping Center Associates, L.P., a New York Limited Partnership among Cedar-RL, LLC and Silver Circle Management Corp. and Philadelphia ARC-Cedar, LLC, dated as of May 31, 2002;
         (10.12) Warrant by Cedar Income Fund Partnership, L.P. to ARC Properties, Inc., dated as of May 31, 2002;
         (10.13) "Side Letter" to Cedar Income Fund, Ltd. from ARC Properties, Inc. dated May 31, 2002;
         (10.14) Subordinate Pledge and Security Agreement by Silver Circle Management Corp. and API Red Lion Shopping Center Associates, dated as of May 31, 2002;
         (10.15) Agreement Regarding Master Lease between Silver Circle Management Corp. and API Red Lion Shopping Center Associates, dated May 31, 2002;
         (10.16) Permanent Loan Commitment by Protective Life Insurance Company to The Point Associates, L.P., its general partner The Point Shopping Center, LLC, and its sole member, Cedar Income Fund Partnership, L.P., dated April 1, 2002;
         (10.17) Property Management Agreement by and between The Point Associates, L.P. and SKR Management Corp., dated as of December 1, 1994;
         (10.18) Assignment of Property Management Agreement by and between SKR Management Corp. and Brentway Management LLC, dated as of January 1, 1996;
         (10.19) Administrative and Advisory Agreement dated April 2, 1998, between Cedar Bay Realty Advisors, Inc. and the Company. Incorporated by reference to Exhibit 10.1 to Form 10-K for the year ended 1998 ("1998 10-K");
         (10.20) Assignment of Administrative and Advisory Agreement dated April 30, 1999, between Cedar Income Fund, Ltd. and Cedar Income Fund Partnership, L.P.; Amendment of Administrative and Advisory Agreement dated August 21, 2000, between Cedar Income Fund Partnership, L.P. and Cedar Bay Realty Advisors, Inc.; Second Amendment of Administrative and Advisory Agreement dated August 21, 2000, between Cedar Income Fund Partnership, L.P. and Cedar Bay Realty Advisors, Inc.; and Third Amendment of Administrative and Advisory Agreement dated as of January 1, 2002, between Cedar Income Fund Partnership, L.P. and
                  Cedar Bay Realty Advisors, Inc., incorporated by reference to Exhibit 10.3 of Form 10-K for the year ended 2001
                  ("2001 10-K"); and
         (99) Press Release dated June 4, 2002, regarding purchase of ownership interest in Red Lion Shopping Center, Philadelphia, Pennsylvania and refinancing of The Point Shopping Center, Harrisburg, Pennsylvania.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CEDAR INCOME FUND, LTD.


                                         By:  /s/ Leo S. Ullman
                                            ----------------------------------
                                              Leo S. Ullman
                                              Chairman

Dated: June 13, 2002